EXHIBIT 11


                      FIRST KEYSTONE CORPORATION
               COMPUTATION OF EARNINGS PER COMMON SHARE

                    Six Month Period Ended June 30,
                             2002 and 2001

(Dollars in Thousands)

                                               2002          2001
Primary
  Net Income                                   $        3,391         $         2,447
    Shares
      Weighted average number of
        common shares outstanding                   2,975,180               2,975,180
      Adjustments - increases or
        decreases                                        None                    None
      Weighted average number of
        common shares outstanding
        as adjusted                                 2,975,180               2,975,180

    Primary earnings per common
      share                                  $         1.14      $         .82


Assuming full dilution
  Net Income                                   $        3,391         $         2,447
    Shares
      Weighted average number of
        common shares outstanding                   2,975,180               2,975,180
      Adjustments - increases or
        decreases                                        None                    None
      Weighted average number of
        common shares outstanding
        as adjusted                                 2,975,180               2,975,180

      Earnings per common share
        assuming full dilution               $         1.14      $         .82


46:

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